Exhibit 3.2

BYLAWS

OF

SKREEM STUDIOS, INC.

I. OFFICES

Registered Office & Registered Agent

The location of the registered office and the name of the registered agent of the corporation in the state of its incorporation shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the state of its incorporation pursuant to applicable provision of law.

Corporate Offices

The corporation may have such corporate offices, anywhere within and without the state of its incorporation as the Board of Directors from time to time may appoint, or the business of the corporation may require. The “principal place of business” or “principal business” or “executive” office or offices of the corporation may be fixed and so designated from time to time by the Board of Directors.

II. RECORDS

A.

Corporate Records

The corporation shall keep at its registered office, or principal place of business, in or out of the state of its incorporation as the Board of Directors may from time to time appoint, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its share, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholders’ lists mentioned in these Bylaws.

B.

Inspection of Records.

A  shareholder upon ten days written notification, if he or she be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate his or her right of inspection to a Certified or Public Accountant on the condition, to be enforced at the option of the corporation, that the shareholder and accountant agree with the corporation to furnish to the corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made shall use or permit to be used or acquiesce in the use by the others of any information so obtained, to the detriment competitively of the corporation, no shall he or she furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder’s inspection of the records of the corporation may require the shareholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

III. CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal,” the state of incorporation and the year of incorporation. The seal my be used by causing it or a facsimile thereof the be impressed or affixed or in any manner reproduced.

IV. SHAREHOLDERS’ MEETING

A.

Place Of Meeting

All meetings of the shareholders shall be held at the principal business office of the corporation in the state of its incorporation except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in such case such meetings may be held, upon notice thereof hereinafter provided, at such other place or places within or without the state of its incorporation, as said Board of Directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitles to vote therat.

B.

Annual Meetings

An annual meeting of shareholders shall be held on such day and date and at such time as may be expressly determined by the Board of Directors at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

C.

Special Meetings

Special meeting of the shareholders may be held for any purpose or purposes. They may be called by the Chairman of the Board, President, Secretary, or by the Board of Directors, or by the holders of not less than one fifth (1/5) of all outstanding shares entitled to a vote at any such meeting.

The “call” and the “notice” of any such meeting shall be determined to be synonymous.

D.

Notice

Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, not less than ten (10) days nor more than fifty (50) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. In addition to such written notice, published notice shall be given in the manner than required by law.

Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his or here address as it appears on the records of the corporation.

E.

Presiding Officials

Every meeting of the corporation for whatever object, shall be convened by the Chairman of the Board or, in his or here absence, the President, or by the officer or person who called the meeting by notice as above provided, but it shall be presided over by the officers specified in these Bylaws; provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary elsewhere in these Bylaws, may select any persons of their choosing to act as Chairman and Secretary of such meeting or any session thereof.

F.

Waiver Of Notice

Whenever any notice is required to be given under the provisions of these Bylaws, or the Certificate or Articles of Incorporation of the corporation, or of any law, a waiver thereof in writing signed by the person or persons entitles to such notice whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

G.

Business Which May Be Transacted At Annual Meetings

At each annual meeting of the shareholders, the shareholders shall elect, by ballot, a Board of Directors to hold office until the next succeeding annual meeting and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

H.

Business Which May Be Transacted At Special Meetings.

Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.

I.

Quorum

Except as otherwise may be provided by law or by the Articles of Incorporation, the holders of  a majority of the voting shares issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum, at all meetings of the shareholders for transaction of business. Every de3cision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have the power successively to adjourn the meeting, without notice other than announcement at such adjournments. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

J.

Proxies

At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by such shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

If the Board of Directors shall not have closed the transfer books of the corporation or set a record date for the determination of its shareholders entitled to vote, as provided in these Bylaws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall have stood on the transfer books on a date fifty (50) days previous to the date of the meeting.

K.

Registered Shareholders – Exceptions – Stock Ownership Presumed

The corporation shall be entitled to treat the holder of any share or shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation as the holder of record and as the holder and owner if fact thereof and, accordingly, shall be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law:

1.

Shares standing in the name of another corporation domestic or foreign may be voted by such officers, agent or proxy as the Bylaws of such corporation prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine;

2.

Shares standing in the name of a deceased person may be voted by his or her administrator or executor either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him or her without a transfer of such shares into his or her name;

3.

Shares standing in the name of receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in any appropriate order of the court by which such receiver was appointed; and

4.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

L.

Shareholders’ Lists

A complete list of the shareholders entitled to vote at each meeting of the shareholders arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall for a period of time ten (10) days prior to the meeting be kept on file in the registered office of the corporation in the state of its incorporation or the principal business office of the corporation and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept in the state of incorporation shall be prima facie evidence of who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting as shareholders.

Failure to comply with the foregoing shall not affect the validity of any action taken at such meeting.

V. DIRECTORS

A.

Removal Of Directors

The shareholders shall have the power by a majority vote of the holders of shares at a special meeting expressly called for that purpose, to remove any director of all directors from office with or without cause.

B.

Directors – Number

The directors of this corporation shall be not less than One (1), the number to actually serve from time to time t be determined by the directors elected by the shareholders.

C.

Powers of The Board

The property, affairs and business of the corporation shall be managed by and under the direction of the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the

Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

D.

Meetings Of Directors – Offices

All meetings of the directors shall be held at the principal business office of the corporation unless for any particular meeting all of the directors unanimously agree and consent to the holding of the meeting elsewhere, in which even the meeting may be held at such place agreed upon, wither within or without the state of incorporation.

The directors may have one or more offices, and keep the books of the corporation (except the original) or duplicate stock ledgers, and such other books and records as may by law be required to be kept at the registered office, or at some office, of the corporation in the state of its incorporation, at such place or places within or without the state of its incorporation as they may from time to time determine.

E.

Meetings Of The Newly Elected Board – Notice

The members of each newly elected board shall meet at the principal business office of the corporation, at such time as shall be suggested or provided for by resolution of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole board shall be present; or the members of such board may meet at such time and place as shall be consented to in writing by all of the newly elected directors. Each director, upon his or her election, shall quality by accepting the office of director, and his or her attendance at, or his or her written approval of the minutes of the first meeting of the newly elected directors, shall constitute his or her acceptance of such office; or he or she may execute such acceptance by a separate writing, which shall be placed in the minute book.

F.

Regular Meetings – Notice

Regular meetings of the board may be held without notice at such time or times and place either within or without the state of incorporation as shall from time to time be fixed by resolution of the whole board. Any business may be transacted at a regular meeting.

G.

Special Meetings – Notice

Special meetings of the board may be called by the Chairman of the Board, President, any Vice President or the Secretary, by giving five days notice of such meeting to each director, either personally or by mail, or by telegram, stating the time, place and purpose of any such meeting. Special meetings shall be called by any one of such officers in like manner and on like notice when requested in writing to do so by any one or more directors.

“Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

H.

Quorum

At all meetings of the board, a majority of the full Board of Directors shall, unless a greater number for any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is quorum, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws, shall be the act of the Board of Directors.

Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

I.

Waiver By Writing

Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at or after the time stated herein.

J.

Waiver by Attendance

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where he or she attends for the express purpose and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

K.

Vacancies

If the office of any director becomes vacant by reason of death or resignation, a majority of the surviving or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders’ meeting.

L.

Executive Committee

The Board of Directors may, by resolution passed by a majority of the whole board, designate an executive committee; such committee to consist of three or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation as permitted by law and the Articles of Incorporation.

The Executive Committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary of an

Assistant Secretry of the corporation may act as Secretary for the committee, if the committee so requests.

M.

Compensation Of Directors & Committee Members

Directors and members of all committees may receive such salary for their services as such, and/or fixed sums and expenses of attendance, if any, for attendance at each regular or special meeting of the board or committee as may be set by resolution of the Board of Directors from time to time; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

N.

Elected Officers

The following officers of the corporation shall be chosen or appointed by election by the Board of Directors, and shall be deemed elected officers; A President, a Vice President, a Secretary, and a Treasurer; also, if the board desires, a Chairman of the Board, an Executive Vice President and additional Vice Presidents, as well as one or more Assistant Secretaries and Assistant Treasurers.

An elected officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been elected and furnishes any bond required by the board; but the board may also require of such person his or her written acceptance and promise faithfully to discharge the duties of such office.

O.

Election Of Officers

The Board of Directors annually, at its first meeting after each annual meeting of the shareholders, shall elect a President, Vice President, Secretary and Treasurer. The board them, or from time to time, may elect a Chairman of the Board and such additional Vice Presidents and also such Assistant Secretaries and Assistant Treasurers as it may deem advisable or necessary.

P.

Term Of Office

Each elected officer of the corporation shall hold his or here office for the term for which he or she was elected, or until he or she resigns or is removed by the board, whichever first occurs.

Q.

Appointment Of Officers & Agents – Terms Of Office

The board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the board or for such terms as the board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the board, or by an elected office empowered by the board to make such determination.

R.

Removal

Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract right, if any, of the person so removed.

S.

Salaries & Compensation

Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the board to the President, or a committee. Salaries and compensation of all other appointed officers and agents, and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same my be fixed, increased or decreased by the President, or by such other officer or officers as may be empowered by the Board of Directors to do so.

T.

Delegation Of Authority To Hire, Discharge, Etc.

The board from time to time may delegate to the President, or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other consultants and advisors.

U.

The Chairman of The Board & The President

The Chairman of the Board shall be responsible for the compliance of these Bylaws of the corporation. The President shall be the Chief Executive Officer of the corporation. Except as otherwise provided for in these Bylaws, the Chairman of the Board, or in his or her absence, the President shall preside at all meetings of the shareholders and directors. The President shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the board and shareholders.

The President, when authorized so to do by the board, may execute all bonds, notes, debenture, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instrument6s for and in the name of the corporation.

The President, when authorized so to do by the board, may execute powers of attorney from, for and in the name of the corporation to such proper person or persons as he or she may deem fit, in order that thereby by the business of the corporation may be furthered or action taken as may be deemed by him or her necessary or advisable in furtherance of the interest of the corporation.

The President, except as may be otherwise directed by the board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote to take action with respect to the shares of any such corporation owned by this corporation in such manner as he or she shall deem to be for the interest of the corporation or as may be directed by the board.

The President and in his or her absence, the senior Vice President, shall, unless the board otherwise provides, be ex officio a member of all standing committees and shall have such general executive powers and duties of supervision and management as are usually vested in the Chief Executive Officer of a corporation.

Each shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors, and the board may from time to time divide the responsibilities, duties and authority between them to such extent as it may deem advisable.

V.

The Vice President

The Vice Presidents in the order of their seniority shall, in the absence, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

W.

The Secretary & The Assistant Secretary

The Secretary shall attend all sessions of the board and, except as otherwise provided for in these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He or she shall perform like duties for the executive and other standing committees when requested by the board or such committee to do so.

His or her principal responsibility shall be to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

He or she shall see that the books, records, lists and information, or duplicates required to be maintained at the registered or other office of the corporation are so maintained.

He or she shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he or she shall attest the same by his or her signature.

He or she shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws, or from time to time by the Board of Directors or the President, under whose direct supervision he or she shall be.

He or she shall have the general duties, powers and responsibilities of a Secretary of a corporation.

The Assistant Secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board may from time to time prescribe.

X.

The Treasurer & The Assistant Treasurer

The Treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. He or she shall keep, or cause to be kept, all other books of accounts and accounting records of the corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

He or she shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board and shall render to the Chief Executive Officer of the corporation and the directors whenever they may require it, an account of all his or her transactions as Treasurer and those under his or her jurisdiction, and of the financial condition of the corporation.

He or she shall perform such other duties and shall have such other responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

He or she shall have the general duties, powers and responsibilities of a Treasurer of a corporation, and shall be the Chief Financial and Accounting Officer of the corporation.

If required by the board, he or she shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his or her office, and for the restoration to the corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control which belong to the corporation.

The Assistant Treasurers, in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

Y.

Duties Of Officers May Be Delegated

If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other office, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

VI. SHARES OF STOCK

A.

Certificate For Shares Of Stock

The certificate for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case of such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

B.

Transfer Of Shares – Transfer Agent – Registrar

Transfers of shares of stock shall be made on the stock records or transfer books of the corporation only by the person named in the stock certificate, or by his or her attorney lawfully constituted in writing, and upon surrender of the certificate therefore. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable; but until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the corporation shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board, and the Secretary shall perform all of the duties therefore.

C.

Closing Of Transfer Books.

The Board of Directors shall have a power to close the stock transfer books of the corporation for a period not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversation or exchange of shares; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing of the transfer books on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.

D.

Lost Or Destroyed Certificates

In case of the loss or destruction of any certificate for shares of stock of the corporation upon due proof of the registered owner thereof or his or her representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked “duplicate”) in its place, upon the corporation being fully indemnified therefore.

VII. GENERAL

A.

Fixing Of Capital – Transfers Of Surplus

Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

1.

The determination of what part of the consideration received for shares of the corporation shall be capital, capital surplus, and/or stated capital;

2.

Increasing or decreasing capital or stated capital;

3.

Transferring surplus, earned surplus or capital surplus to capital or stated capital;

4.

The consideration to be received by the corporation for its shares; and

5.

All similar or related matters; provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

B.

Dividends

Ordinary dividends upon the shares of the corporation, subject to the provisions of the Articles of Incorporation, and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock, and to the extent and in the manner provided by law, out of any available earned surplus or earnings or surplus or capital surplus of the corporation which is unreserved and unrestricted or as provided by the law of the state of incorporation.

Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

C.

Creation Of Reserves

Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes a the directors shall think conclusive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

D.

Checks

All checks or instruments for the payment of money and all notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made and unless and until the board otherwise provides, the President and Treasurer shall have the power to sign all such instruments for, in behalf of and in the name of the corporation, which are executed or made in the ordinary course of the corporation’s business.

E.

Fiscal Year

The Board of Directors shall have the paramount power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

F.

Directors’ Annual Statement

The Board of Directors may present at each annual meeting, and, when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

G.

Conduct Of Affairs Without Formal Meeting

All matters regarding the business, operation, affairs or management of the corporation by the Board of Directors and an Executive or other committee or sub-committee of the Board of Directors may be undertaken without formal meeting by the Board of Directors of such committee or sub-committee and be deemed valid and lawful action by the Board of Directors or such committees or sub-committees so long as the written consent to such action of each director or member of such committee or sub-committee is received by the Secretary of the corporation and filed in the minutes of the corporation.

H.

Certain Contracts

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, solely because his or her or their votes are counted for such purposes; if:

1.

The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of interested director or directors; or

2.

The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

3.

The contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

I.

Indemnification

1.

The corporation shall indemnify any person who was or is a party to any proceeding, (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.

The corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlements of such proceeding, including any appear thereof. Such indemnification shall be authorized if such person acted in good faith and in the manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made under this section with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such could deem proper.

3.

To the extent that any person referred to in this section has been successful on the merits or otherwise in defense of proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, including fees for appellate services rendered.

4.

Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. Such determination shall be made:

a.

By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or

b.

If such quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or

c.

By independent legal counsel selected by the Board of Directors as prescribed above; or

d.

By the shareholders, by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

5.

Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by section 4(c) of this section shall evaluate the reasonableness of expenses and may authorized indemnification.

6.

Expenses incurred by an officer or director in defending a civil or criminal or proceeding may be paid by the corporation in advance of final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided in this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

7.

The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this section.

9.

For the purposes of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

VIII. VOTING AGREEMENTS

Two or more shareholders may enter into an agreement providing for the manner of their exercising voting rights or relating to any phase of this corporation’s affairs as provided by law. Nothing therein shall impair this corporation’s rights to treat the shareholders as entitled to vote their shares.

IX. VOTING TRUSTS

Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates have been deposited with this corporation, as provided by law, those documents shall be subject to an examination by any shareholder or record holder of voting trust certificates, in person, or by his or her agent or attorney.

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X. CERTIFICATE

We, the undersigned,, hereby certify that we acted as Chairman and Secretary, respectively, of a meeting of the Board of Directors of Skreem Studios, Inc., held on June, 24, at which the foregoing Bylaws were duly adopted as and for the Bylaws of Skreem Studios Inc, and hereby further certify that the foregoing constitutes the Bylaws of Skreem Studios Inc.

/s/ CHARLIE CAMARATA		June 24, 2008
Chairman Of The Meeting		Date
(Typed/Printed Name)	Charlie Camarata

/s/ KAREN AALDERS		June 24, 2008
Secretary Of The Meeting		Date
(Typed/Printed Name)	Karen Aalders